Hussman Econometrics Advisors, Inc.
                            3525 Ellicott Mills Drive
                          Ellicott City, Maryland 21043

                                                         _________________, 2000

Hussman Investment Trust
135 Merchant Street, Suite 230
Cincinnati, Ohio  45246

     Re:  Initial Capital Agreement

Gentlemen:

     In connection with our purchase from you and your issuance to us of 10,000 shares of the Hussman Strategic Growth Fund for an aggregate cash consideration of One Hundred Thousand Dollars ($100,000), this will confirm that we are buying such shares for investment for our account only and not with a view to reselling or otherwise distributing them.

                                            Very truly yours,

                                            Hussman Econometrics Advisors, Inc.


                                            By: ____________________________
                                                Name:    John P. Hussman
                                                Title:   President